EXHIBIT (3)(iii)
Certificate and Articles of Continuance



YUKON                       BUSINESS CORPORATIONS ACT
Justice                               FORM 3





Certificate of Continuance

NEVADA STAR RESOURCE CORP.







I hereby certify that the above-mentioned corporation was continued into Yukon, as set out in the attached Articles of Continuance, under section 190 of the Business Corporations Act.



Corporate Access Number: 26611
Date of Continuance: 1998-06-17                /s/  M. Richard Roberts
                                               Registrar of Corporations
























Submission page 75 of 82

YUKON                       BUSINESS CORPORATIONS ACT
(Section 190)                       Form 3-01

ARTICLES OF CONTINUANCE

1.  Name of Corporation.
      NEVADA STAR RESOURCE CORP.

2. The classes an any maximum number of shares that the corporation is authorized to issue

    The attached Schedule "A" is incorporated into and forms part of the Articles of Continuance.

3.  Restrictions if any on share transfers:

    There are no restrictions on the share transfers.

4.  Number (or minimum or maximum number) of Directors:

    Not less that three (3), not more than fifteen (15)

5.  Restrictions if any on business the corporation may carry on.

    The Corporation is restricted from carrying on the business of a railway,
steamship, air   transport, canal, telegraph, telephone or irrigation company.

6.  If change of name effected, previous name:  NOT APPLICABLE

7.  Details of incorporation:

    Incorporated on April 29, 1987 under the laws of the Province of British
Columbia under the   name Nevada Star Resource Corp.

8.  Other provisions if any:

    The attached Schedule "B" is incorporated into and form part of these Articles of Continuance.


9.         Date: June 1, 1998



Signature
Title:
Corporate Secretary


                        FILED
                    JUNE 17, 1998

                  DEPUTY REGISTRAR
                   OF CORPORATIONS






Submission page 76 of 82

SCHEDULE "A"
NEVADA STAR RESOURCES CORP.

The classes and any maximum number of share that the Corporation is authorized to issue:

The Corporation is authorized to issue an unlimited number of shares without nominal or par value and the authorized capital of the Corporation is to be divided into:


1. Common shares which have attached thereto the following preferences, rights, conditions, restrictions, limitation, or prohibitions:

    (a)  Voting

    Holders of Common shares shall be entitled to vote at any meeting of the shareholders of the Corporation and have one vote in respect of each Common share held by them.

    (b)  Dividends

    Holders of Common shares shall be entitled to received, out of all profits or surplus available for dividends, any dividend declared by the Corporation on the Common shares.

    (c)  Participation in Assets on Dissolution

    In the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of Common shares shall be entitled to receive the remaining property of the Corporation.


SCHEDULE "B"
NEVADA STAR RESOURCES CORP.


Other provisions, if any:

1. A meeting of the shareholders of the Corporation may, in the directors' unfettered discretion, be held at any location in North America, South America, Europe and Asia specified by the directors in the Notice of such meeting.

2. The directors may, between annual general meetings, appoint one of more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed one third of the number of directors who held office at the expiration of the last annual general meeting of the Corporation, provided that the total number of directors shall not exceed the maximum number of directors fixed pursuant to the Articles.










Submission page 77 of 82

YUKON                   BUSINESS CORPORATIONS ACT
(Sections 107, 114, and 290)

Form 1-03
NOTICE OF DIRECTORS AND OFFICERS OR
NOTICE OF CHANGE OF DIRECTORS AND OFFICERS

1.    Name of Corporation:  NEVADA STAR RESOURCES CORP.

2. Notice is given that on the day of continuance, the following person(s) were appointed Director(s):

    Name          Mailing Address

    SEE ATTACHED LIST

3. Notice is given that on the day of . . the following person(s) ceased to hold office as Director(s):

    Name          Mailing Address

    NOT APPLICABLE

4.    The officers of the corporation as this date are:

    Name          Office(s) Held

    Monty D. Moore      President
    Beverly Bullock      Secretary

5.
Date
June 1, 1998

Signature

Title:
Corporate Secretary


                       FILED
                    JUNE 17, 1998
                DEPUTY REGISTRAR
                 OF CORPORATIONS














Submission page 78 of 82

NEVADA STAR RESOURCES CORP.

LIST OF DIRECTORS AS OF CONTINUANCE

Monty D. Moore          10733 Stone Avenue North
                        Seattle, Washington   98133

Richard W. Graeme       4619 E. Coronado Drive
                        Tucson, Arizona  85718

Stuart Havenstrite      8111 Malo Drive
                        Sandy, Utah  84093

Rich Havenstrite        2113 N. Cottontail
                        Cedar City, Utah  84720

Kevin Weaver            966 Lampson Place
                        Victoria, B.C.  V7M 1P1


Gary Claytens           2404 - 144 W. 14th
                        North Vancouver, B.C.  V7M 1P1

Bary Nimetz             402-30 Charlevoix Street
                         Vanier, Ontario  L1L 8K5

Sashi M. Gupta          110117 Tuxedo Drive
                        Port Moody, B.C.  V3H 1L3

Leo Berezan             11528 Bailey Crescent
                        Surrey, B.C.  V3V 2V3




























Submission page 79 of 82

YUKON                      BUSINESS CORPORATIONS ACT
(Section 22)                    Form 1-02


NOTICE OF ADDRESS OR
NOTICE OF CHANGE OF ADDRESS

1.  Name of Corporation:  NEVADA STAR RESOURCES CORP.

2.  Address of Registered Office:

    Preston, Willis & Lackowicz
    Barristers & Solicitors
    2093 Second Avenue
    Whitehorse, Yukon
    Y1A 1B5

3.  Records Address:

    Preston, Willis & Lackowicz
    Barristers & Solicitors
    2093 Second Avenue
    Whitehorse, Yukon
    Y1A 1B5

4.  Post Office Box (address for service by mail):

    Not Applicable

5.  Date:    June 1, 1998

  Signature:              Title:  Corporate Secretary


                       FILED

                    JUNE 17, 1998

                DEPUTY REGISTRAR
                 OF CORPORATIONS














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